UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

ProShares Trust

(Exact Name of Registrant as Specified in Its Charter)

Delaware	(See Next Page)
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

7501 Wisconsin Avenue, Suite 1000, Bethesda, MD	20814
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered:	Name of Each Exchange on Which Each Class is to be so Registered:
Shares of beneficial interest, no par value	American Stock Exchange LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-89822; 811-21114.

Securities to be registered pursuant to Section 12(g) of the Act:

NONE

Item 1. Description of Registrant’s Securities to be Registered.

A description of the shares of beneficial interest, $.01 par value, of ProShares Trust (the “Trust”) to be registered hereunder is set forth in the Trust’s Registration Statement on Form N-1A (Commission File Nos. 333-89822; 811-21114), which description is incorporated herein by reference as filed with the Securities and Exchange Commission.

The Trust is an “index fund” currently consisting of twelve separate investment portfolios. Each of the Trust’s twelve investment portfolios and their respective I.R.S. Employer Identification Numbers are as follows:

Ultra S&P500® ProShares	20-3689227
Ultra QQQ® ProShares	20-3689103
Ultra Dow30SM ProShares	20-3689206
Ultra MidCap400 ProShares	20-3689184
Short S&P500® ProShares	20-3689256
Short QQQ® ProShares	20-3689265
Short Dow30SM ProShares	20-3689300
Short MidCap400 ProShares	20-3689284
UltraShort S&P500® ProShares	20-3836953
UltraShort QQQ® ProShares	20-3836962
UltraShort Dow30SM ProShares	20-3836977
UltraShort MidCap400 ProShares	20-3836984

Item 2. Exhibits

1. The Trust’s Amended and Restated Declaration of Trust is included as Exhibit (a)(2)(ii) to Pre-Effective Amendment No. 6 to the Trust’s Registration Statement on Form N-1A (File Nos. 333-89822; 811-21114), as filed with the Securities and Exchange Commission on May 22, 2006.

2. The Trust’s By-Laws are included as Exhibit (b) to Pre-Effective Amendment No. 6 to the Trust’s Registration Statement on Form N-1A (File Nos. 333-89822; 811-21114), as filed with the Securities and Exchange Commission on May 22, 2006.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

PROSHARES TRUST

Date: June 19, 2006	By:	/s/ Louis M. Mayberg
Louis M. Mayberg
President